Exhibit 32

NETTIME SOLUTIONS, INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of NETtime Solutions, Inc. (the “Company”) for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Bahan Sadegh, President and Chief Executive Officer of the Company, and Thomas J. Klitzke, Vice President - Finance and Administration and Principal Accounting Officer of the Company, each hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Bahan Sadegh
Bahan Sadegh
President and Chief Executive Officer
November 14, 2007

By:	/s/ Thomas J. Klitzke
Thomas J. Klitzke
Vice President - Finance and Administration and Principal Accounting Officer
November 14, 2007